                                                                    EXHIBIT 99.2

                                       Law Offices of

                                 CHAPMAN AND CUTLER LLP

Theodore S. Chapman   595 Market Street, San Francisco, California 94105-2839    Chicago
1877-1943
Henry E. Cutler                      Telephone (415) 541-0500                    111 West Monroe Street
1879-1959                            Facsimile (415) 541-0506                    Chicago, Illinois 60603
                                            chapman.com                          (312) 845-3000

                                                                                 Salt Lake City
                                                                                 50 South Main Street
                                     January 27,  2005                           Salt Lake City, Utah 84144
                                                                                 (801) 533-0066

TO THE PARTIES LISTED
ON SCHEDULE A HERETO

      Re:   Sequoia Mortgage Trust 2005-1

Ladies and Gentlemen:

      You have requested our opinion in connection with certain federal income tax matters related to Sequoia Mortgage Trust 2005-1 (the "Trust Fund") and the $411,566,100 (Approximate) Sequoia Mortgage Trust 2005- 1 Mortgage Pass-Through Certificates issued with respect thereto (the "Certificates"). The Trust Fund was established by Sequoia Residential Funding, Inc. (the "Depositor") pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, HSBC Bank USA, National Association, as Trustee, and Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator. The Certificates are being issued pursuant to the Pooling and Servicing Agreement. Reference is hereby made to the Depositor's Universal Shelf Registration Statement on Form S-3 (Registration Statement No. 333-118832) filed with the Securities and Exchange Commission under the Securities Act of 1933 on September 7, 2004 and declared effective on or about September 17, 2004, and to the Prospectus, dated September 17, 2004 (the "Prospectus") and the forms of prospectus supplements included in such Registration Statement. Each capitalized term used but not defined herein has the meaning assigned thereto in the Pooling and Servicing Agreement.

      We have acted as special tax counsel to the Depositor in connection with the above transaction and have assisted in the preparation of the federal income tax summaries set forth in the Prospectus and the Prospectus Supplement, dated January 20, 2005 (the "Prospectus Supplement) used in connection with the issuance of the Certificates. In formulating our opinions, we have reviewed copies of (i) the Prospectus and Prospectus Supplement, (ii) the Pooling and Servicing Agreement and the forms of Certificates issued pursuant thereto, (iii) the Mortgage Loan Purchase and Sale Agreement, (iv) the Purchase Agreements and the Servicing Agreements, (v) the Acknowledgments, dated as of January 27, 2005, assigning rights under the Purchase Agreements and the Servicing Agreements, and
(vi) such resolutions, certificates records, and other documents provided by the Depositor as we have deemed necessary or appropriate as a basis for the opinions set forth below.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or

                                 Law Offices of

                             CHAPMAN AND CUTLER LLP

TO THE PARTIES LISTED
ON SCHEDULE A HERETO
January 27, 2005
Page 2

      finals, the conformity to original documents of all documents submitted to us as certified conformed or other copies, and the authenticity of the originals of such copies. In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.

      Our opinion is also based on the Internal Revenue Code of 1986, as amended administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to the conclusions stated in our Opinion.

      Based on the foregoing, we are of the opinion that, assuming (i) the making of a timely election to treat the Trust Fund as consisting of multiple, tiered REMICs, each comprised of the assets and interests specified in the Pooling and Servicing Agreement (and, in particular excluding from the assets of each such REMIC the Reserve Fund and the Additional Collateral) and (ii) compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements , the Servicing Agreements and the Acknowledgments, for United States federal income tax purposes:

      1. the statements in the Prospectus under the heading "Federal Income Tax Consequences," as supplemented or modified by the statements in the Prospectus Supplement under the heading "Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect to United States federal income tax matters, are correct in all material respects;

      2. each segregated asset pool for which the Pooling and Servicing Agreement directs the Trustee to make a REMIC election will qualify as a REMIC within the meaning of Section 860D of the Code;

      3. the Reserve Fund is an "outside reserve fund", within the meaning of Treasury Regulations Section 1.860G-2(h), that is beneficially owned by the Certificate Owners of the Class X Certificates; and

      4. the rights of the Certificate Owners with respect to the Reserve Fund represent for United States federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury Regulations Section 1.860G-2(i).

                                 Law Offices of

                             CHAPMAN AND CUTLER LLP

TO THE PARTIES LISTED
ON SCHEDULE A HERETO
January 27, 2005
Page 3

      Other than as expressly stated above, we express no opinion on any issue relating to the Depositor, the Trust Fund, or to any other securities issued by them, or under any law other than United States federal income tax laws.

      We are furnishing this opinion to you solely in connection with the initial sale of the Certificates and it is not to be relied upon by any other person or for any other purpose without our express written permission.

                                      Very truly yours

                                      /s/ Chapman and Cutler LLP
                                      --------------------------

                                 Law Offices of

                             CHAPMAN AND CUTLER LLP

                                   SCHEDULE A

Redwood Trust, Inc.
One Belvedere Place
Suite 300
Mill Valley, CA 94941

Sequoia Residential Funding, Inc.
One Belvedere Place
Suite 330
Mill Valley, CA 94941

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830

Banc of America Securities LLC
214 North Tryon Street
NCI-027-21-04
Charlotte, NC 28255

Merrill Lynch, Pierce,
 Fenner & Smith Incorporated
4 World Financial Center, 10/F
New York, NY 10080

Wells Fargo Bank,
 National Association
9062 Old Annapolis Road
Columbia, MD 21045

HSBC Bank USA,
 National Association
452 Fifth Avenue
New York, NY 10018